UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 6, 2006

                              CH Energy Group, Inc.
             (Exact name of registrant as specified in its charter)

                           NEW YORK 0-30512 14-1804460
              State or other (Commission File Number) (IRS Employer
                         jurisdiction of Identification
                             incorporation) Number)

               284 South Avenue, Poughkeepsie, New York 12601-4879 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 452-2000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).  Election of Directors.

         1. Election of Director. On February 6, 2006, CH Energy Group, Inc. ("Energy Group") voted to increase the size of its Board to nine members and issued a press release announcing that Energy Group's Board of Directors has elected Manuel J. Iraola to serve on its Board of Directors, effective immediately. Mr. Iraola will serve as a Director without a class designation until the next Annual Meeting of Shareholders. Mr. Iraola has not yet been appointed to serve on any Board Committee, but will be appointed to a Board Committee at the next Annual Meeting of the Board of Directors of Energy Group. There is no arrangement or understanding pursuant to which Mr. Iraola was selected as a director, and there are no related party transactions between Energy Group and Mr. Iraola, as defined by Item 404(a) of Regulation S-K. A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.


Item 9.01.   Financial Statements and Exhibits.

         (c)      Exhibits

         99       CH Energy Group, Inc. Press Release dated February 8, 2006.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           CH ENERGY GROUP, INC.
                                                                (Registrant)



                                                          By: /s/ Donna S. Doyle
                                                             -------------------
                                                                  DONNA S. DOYLE
                                      Vice President - Accounting and Controller


Dated:  February 8, 2006

                                  Exhibit Index

Exhibit No.
Regulation S-K
Item 601
Designation                Exhibit Description


99             Press Release of CH Energy Group, Inc., issued February 8, 2006.*

*filed herewith.